Exhibit 99.1

REXFORD INDUSTIRAL ACQUIRED INDUSTRIAL COMPLEX IN SAN FERNANDO VALLEY, CALIFORNIA

- 100% Leased, 319,348 Square Foot Building Acquired for $30.5 Million -

- Year-to-Date Acquisition Volume Surpasses $260 Million -

Los Angeles – September 15, 2014 – Rexford Industrial Realty, Inc. (the “Company” or “Rexford Industrial”) (NYSE: REXR), a real estate investment trust focused on owning and operating industrial properties located in Southern California infill markets, today announced that it has acquired 9120 Mason Avenue, a 319,348 square foot industrial building located in Chatsworth, California  for $30.5 million, or $96 per square foot. The acquisition was funded with cash.

"This acquisition of 9120 Mason Avenue further expands the Company’s presence in one of our core infill Southern California submarkets and brings Rexford’s total acquisition volume thus far in 2014 to more than $260 million,” stated Howard Schwimmer and Michael Frankel, Co-Chief Executive Officers of the Company. “The 9120 Mason Avenue property is 100% leased through 2020 with two occupants and was fully renovated in 1999. This high-quality building combines market leading features with the flexibility to support one to three tenants, enabling a variety of releasing or re-tenanting options to maximize rents over time.”

The 9120 Mason Avenue property is located in Los Angeles County, within the Greater San Fernando Valley sub-market. The building is situated on 11.82 acres, features 24-26 foot minimum clearance, exceptional loading capacity with 61 dock-high positions, state-of-the-art ESFR fire sprinkler system and a large secured yard. The property is positioned between the 405, I-5, SR-118, and SR-101 freeways, is 10 minutes from the Burbank Airport and is rail-served. As of June 30, 2014, according to CBRE, the vacancy rate for the 172 million square foot Greater San Fernando Valley industrial property submarket stood at 1.3%.

About Rexford Industrial

Rexford Industrial is a real estate investment trust focused on owning and operating industrial properties in Southern California infill markets. The Company owns interests in 89 properties with approximately 9.8 million rentable square feet and manages an additional 20 properties with approximately 1.2 million rentable square feet.

For additional information, visit www.rexfordindustrial.com.

Forward Looking Statements

This press release may contain forward-looking statements within the meaning of the federal securities laws, which are based on current expectations, forecasts and assumptions that involve risks and uncertainties that could cause actual outcomes and results to differ materially. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. In some cases, you can identify forward-looking statements by the use of forward-looking terminology such as "may," "will," "should," "expects," "intends," "plans," "anticipates," "believes," "estimates," "predicts," or "potential" or the negative of these words and phrases or similar words or phrases which are predictions of or indicate future events or trends and which do not relate solely to historical matters. While forward-looking statements reflect the Company's good faith beliefs, assumptions and expectations, they are not guarantees of future performance. For a further discussion of these and other factors that could cause the Company's future results to differ materially from any forward-looking statements, see the reports and other filings by the Company with the U.S. Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K for the year ended December 31, 2013. The Company disclaims any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, of new information, data or methods, future events or other changes.

Contact:

Investor Relations:

Stephen Swett

424 256 2153 ext. 401

investorrelations@rexfordindustrial.com